UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	001-34126	20-5961396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of principal executive offices, including zip code)

(813) 405-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2013, HCI Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with JMP Securities LLC, as representative (the “Representative”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), in connection with the issuance and sale of $100 million aggregate principal amount of the Company’s 3.875% convertible senior notes due 2019 (the “Notes”) in a private placement to qualified, institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company granted the Initial Purchasers an option to purchase up to an additional $15 million aggregate principal amount of the Notes on the same terms and conditions.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Initial Purchasers not to offer or sell any shares of common stock or securities exchangeable for or convertible into common stock, subject to certain exceptions set forth in the Purchase Agreement, for a period of 60 days after the date of the offering memorandum prepared in connection with the offering of the Notes, without the prior written consent of the Representative.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Representative and its affiliates have provided and may, from time to time, in the future provide certain commercial banking, financial advisory, investment banking and other services to the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Item 7.01.	Regulation FD Disclosure.

In connection with the offering of the Notes, as described further in Item 1.01 above, the Company is providing updated ratios of earnings to fixed charges, which supersede the ratios included in the Company’s Current Report on Form 8-K filed on December 5, 2013 and are contained in the offering materials for the Notes, as follows:

Ratio of Earnings to Fixed Charges

	Year Ended December 31,			Nine Months Ended September 30,
	2010	2011	2012	2012	2013

Ratio of earnings to fixed charges(1)	139.5	206.1	282.7	232.8	34.2
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	139.5	11.7	71.1	48.7	32.4

(1)	For purposes of calculating these ratios, earnings consist of net income to which has been added income taxes and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rental expense (approximating the portion which represents interest). The ratio of earnings to fixed charges is computed by dividing earnings by the sum of fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends.

Item 8.01.	Other Events.

On December 6, 2013, the Company issued a press release announcing the pricing of its offering of $100 million aggregate principal amount of Notes in a private placement to qualified, institutional buyers pursuant to Rule 144A under the Securities Act. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

10.1	Purchase Agreement, dated December 5, 2013, by and between HCI Group, Inc. and JMP Securities LLC, as representative of the several initial purchasers named therein.

99.1	Press Release of HCI Group, Inc., dated December 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2013

HCI GROUP, INC.

By:	/s/ Richard R. Allen
	Name:	Richard R. Allen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement, dated December 5, 2013, by and between HCI Group, Inc. and JMP Securities LLC, as representative of the several initial purchasers named therein.

99.1	Press Release of HCI Group, Inc., dated December 6, 2013.

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